Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed on November 7 2002 of our report dated April 24, 2002 on our audit of the financial statements of Stealth MediaLabs, Inc., f/k/a Kidstoysplus.com, Inc. as of January 31, 2002, which report is included in the Annual Report of Form 10-KSB of Kidstoysplus.com, Inc. for the year ended January 31, 2002.


/s/ Davidson & Company
Chartered Accountants
Vancouver, Canada
November 7, 2002